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                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                            AND SUBSIDIARIES

                                                            EXHIBIT 11
                                                            ----------

                   COMPUTATION OF EARNINGS PER COMMON SHARE



                                           Nine Months Ended        Three Months Ended
                                                July 31,                  July 31,
                                          1 9 9 7       1 9 9 6     1 9 9 7       1 9 9 6
                                          -------       -------     -------       -------
Primary earnings:
Net income (loss)                      $(1,569,790) $   159,438  $(1,660,969)  $     (673)

Shares:
  Weighted common shares outstanding     8,047,410    7,604,322    8,139,322    7,604,322
  Harriman options                              --      101,774           --           --
  Warrants to consultants                       --           --           --           --
  Employee stock options                        --      157,229           --           --
  Consultant stock options                      --           --           --           --
  B warrants                                    --           --           --           --
  Underwriter options                           --        5,230           --           --
                                       -----------  -----------  -----------   ----------

Total weighted shares outstanding        8,047,410    7,868,555    8,139,322    7,604,322
                                       -----------  -----------  -----------   ----------

Primary earnings per common share       $     (.20)  $      .02  $      (.20)  $       --
                                       ===========  ===========  ===========   ==========

Fully diluted earnings:
  Net income (loss)                    $(1,569,790)  $  159,438  $(1,660,969)  $     (673)

Shares:
  Weighted common shares outstanding     8,047,410    7,604,322    8,139,322    7,604,322
  Harriman options                              --      101,774           --           --
  Warrants to consultants                       --           --           --           --
  Employee stock options                        --      157,229           --           --
  Consultant stock options                      --           --           --           --
  B warrants                                    --           --           --           --
  Underwriter options                           --        5,230           --           --
                                        ----------   ----------  -----------   ----------

Total weighted shares outstanding        8,047,410    7,868,555    8,139,322    7,604,322
                                        ----------   ----------  -----------   ----------

Fully diluted earnings per common share $     (.20)  $      .02  $      (.20)  $       --
                                        ==========   ==========  ===========   ==========

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